Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for December 2008

MESA ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS December 22, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of December 2008. Unitholders of record on December 31, 2008 will receive distributions amounting to $632,676 or $0.339492897 per unit payable on January 30, 2009. The Trust received $239,271 and $22,808 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $383,726.

Contact:	Mesa Royalty Trust
The Bank of New York Mellon Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

www.businesswire.com/cnn/mtr.htm

919 Congress Avenue, Austin, TX 78701